                                                                     Exhibit 4.7

                           LOAN MODIFICATION AGREEMENT
                           ---------------------------

     THIS LOAN MODIFICATION AGREEMENT (this "Agreement") is made as of March 29, 2002 by and among MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), AHT RES I GP, INC., a Virginia corporation ("General Partner"), AHM RES I LIMITED PARTNERSHIP, a Virginia limited partnership ("Lessee"), and LASALLE BANK NATIONAL ASSOCIATION (F/K/A LASALLE NATIONAL BANK), AS TRUSTEE FOR MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1996-2 ("Lender").

                                    RECITALS
                                    --------

     A. By assignment, Lender is the owner and holder of fifteen (15) separate loans to Borrower in the aggregate original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) (collectively, the "Loan") to Borrower and the owner and holder of the instruments and documents (collectively, the "Loan Documents") evidencing, securing or otherwise relating to the Loan including, without limitation, (i) that certain Loan Agreement dated October 10, 1995 by and between Borrower and German American Capital Corporation, as agent or trustee ("Original Lender"), as the same has been modified and amended by that certain First Amendment to Loan Agreement dated as of April 23, 1996 by and between Borrower and Original Lender (as so modified and amended, the "Loan Agreement") and (ii) the instruments described on Exhibit
                                                                         -------
"B" attached hereto and made a part hereof.
---

     B. Midland Loan Services, Inc. services the loan for Lender, as Master Servicer pursuant to a certain Pooling and Servicing Agreement by and among SSMC Funding Corp., as Depositor, Self Storage Mortgage Corporation, as Originator, Midland Loan Services, L.P., as Master Servicer, Self Storage Service Corp., as Subservicer, and LaSalle National Bank, as Trustee dated as of December 17, 1996.

     C. Borrower, RIBM One LLC ("RIBM"), Apple Hospitality Two, Inc. ("AHT") and AHT Res Acquisition, L.P. ("Merger Sub") have entered into an Agreement and Plan of Merger dated November 28, 2001 pursuant to which Merger Sub has merged with and into Borrower (with Borrower being the surviving entity), and Borrower has become a wholly owned indirect subsidiary of AHT (said merger being hereinafter referred to as the "Merger").

     D. In connection with the Merger, Borrower desires to, among other things, enter into a master lease agreement (the "Lease Agreement") with AHM Res I Limited Partnership, a Virginia limited partnership ("Lessee") for each of the Residence Inn by Marriott hotels securing the Loan and described on Exhibit "A"
                                                                    -----------
attached hereto and made a part hereof (collectively, the "Hotels"), assign to Lessee all of Borrower's right, title and interest under the Management Agreement dated March 28, 1988 between Borrower and Residence Inn by Marriott, Inc. (the "Management Agreement") and, in connection therewith, Lessee desires to amend and restate the Management Agreement in its entirety pursuant to an Amendment and Restatement of Management Agreement by and between Lessee and Manager (the "Restated Management Agreement").

     E. Borrower has requested that Lender consent to, among other things, the Merger, the Lease Agreement, the assignment of the Management Agreement to Lessee and the amendment and restatement of the Management Agreement pursuant to the Restated Management Agreement, and Lender has agreed to consent to such matters subject to and in accordance with the terms and conditions set forth in that certain Consent to Merger dated of even date herewith by and among Lender, Borrower, RIBM, General Partner and Lessee including, without limitation, the condition that the parties hereto enter into this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the sum of Ten and No/100 Dollars ($10.00), Lender's consent to, among other things, the Merger, the Lease Agreement, the assignment of the Management Agreement to Lessee and the amendment and restatement of the Management Agreement pursuant to the Restated Management Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     1. Definitions. All capitalized terms used herein which are not otherwise
        -----------
defined herein shall have the meanings ascribed thereto in the Loan Agreement.

     2. Effective Time. This Agreement shall become effective immediately upon
        --------------
the effective time of the Merger and the consummation of the transactions related thereto.

     3. Modification of the Loan Agreement. Borrower and Lender do hereby modify
        ----------------------------------
and amend the Loan Agreement as follows:

          (a) By adding the following defined terms and definitions to Section 1 of the Loan Agreement: (i) "Apple" means Apple Hospitality Two, Inc., a Virginia corporation , (ii) "Lender" means LaSalle Bank National Association (f/k/a LaSalle National Bank), as Trustee for Mortgage Pass-Through Certificates Series 1996-2, and its successors and assigns, and (iii) "Lessee" means AHM Res I Limited Partnership, a Virginia limited partnership.

          (b) By deleting the definition of "Environmental Indemnity" set forth in Section 1 of the Loan Agreement, appearing on page 5 thereof, and inserting in lieu thereof the following new definition:

               "`Environmental Indemnity' means collectively that certain
                 -----------------------
          Indemnity Agreement made by Borrower and RBIM One Corporation (now known as RIBM One LLC) in favor of Lender dated October 10, 1995 and that certain Indemnity Agreement made by AHT Res I GP, Inc., a
          Virginia corporation, and Lessee in favor of Lender dated March   ,
                                                                          --
          2002."

          (c) By inserting at the end of the definition of "Four Party Agreement" set forth in Section 1 of the Loan Agreement, appearing on page 6 thereof, the following: "as the same may be modified, amended, restated or supplemented from time to time."

          (d) By deleting the definition of "General Partner" set forth in
Section 1 of the Loan Agreement, appearing on page 6 thereof, and inserting in lieu thereof the following new definition:

               "`General Partner' means AHT Res I GP, Inc., a Virginia
                 ---------------
          corporation."

          (e) By deleting the defined term "General Partner Note" set forth in
Section 1 of the Loan Agreement, appearing on page 6 thereof, and inserting in lieu thereof the following new definition:

               "`General Partner Note' means that certain demand Note in the
                 --------------------
          original principal amount of $6,600,000.00 from Apple Hospitality Two, Inc., a Virginia corporation, payable to the order of the General Partner."

          (f) By deleting the definition of "Loan Documents" set forth in
Section 1 of the Loan Agreement, appearing on pages 9 and 10 thereof, and inserting in lieu thereof the following new definition:

               "`Loan Documents' means this Agreement, the Security Documents,
                 --------------
          the Manager's Agreement, the Intercreditor Agreement, the Promissory Notes, the Environmental Indemnity, the Four Party Agreement, Borrower's Certificate, Manager's Certificate, Manager Estoppel Certificate, the SNDA Agreements, the Lessee Estoppel, Subordination
          and Agreement dated March   , 2002 among Lender, Lessee and Borrower,
                                    --
          the Manager Estoppel, Ratification and Modification Agreement dated
          March   , 2002 between Lender and Manager, the Security Agreement
                --
          dated March   , 2002 between Lender and Lessee, the Assignments of
                      --
          Rents and Revenues dated March   , 2002 from Lessee in favor of Lender
                                         --
          and any and all other documents, instruments or agreement evidencing, securing or otherwise relating to the Loans, as the same may be modified, amended, restated, supplemented or consolidated."

          (g) By deleting the definition of "Management Agreement" set forth in
Section 1 of the Loan Agreement, appearing on page 10 thereof, and inserting in lieu thereof the following new definition:

               "`Management Agreement' means the Management Agreement dated as
                 --------------------
          of March 29, 1988 between the Borrower and the Manager, as the same has been assigned to Lessee and amended and restated pursuant to that certain Amendment and Restatement of Management Agreement dated March
            , 2002 between the Lessee and the Manager, as the same may from to
          --
          time be amended, supplemented or modified with the written consent of Lender in accordance with the terms of the Loan Documents."

          (h) By deleting the definition of "Partnership Agreement" set forth in
Section 1 of the Loan Agreement, appearing on pages 11 and 12 thereof, and inserting in lieu thereof the following new definition:

               "`Partnership Agreement' means that certain Limited Partnership
                 ---------------------
          Agreement of AHT Res Acquisition, L.P. dated as of October 29, 2001 by and between AHT Res I GP, Inc., a Virginia corporation and AHT Res I LP, Inc., a Virginia corporation, which agreement has been adopted by Borrower as its partnership agreement in connection with the merger of AHT Res Acquisition L.P. with and into Borrower."

          (i) By deleting the definition of "Subordinate Creditor" set forth in
Section 1 of the Loan Agreement, appearing on page 15 thereof, and inserting in lieu thereof the following new definition:

               "`Subordinate Creditor' means LaSalle Bank National Association,
                 --------------------
          as Indenture Trustee for the benefit of the holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1, by direct or indirect assignment from Starwood Mezzanine Investors, L.P., and its successors and assigns."

          (j) By amending Section 5.1(e) of the Loan Agreement, appearing on page 37 thereof, to delete the name "Host" and insert in lieu thereof the name "Apple".

          (k) By deleting from Section 6.1(k) of the Loan Agreement, appearing on page 40 thereof, the following parenthetical "(other than defaults existing under financing provided by the Sanwa Bank Limited which is being repaid on the Closing Date and which repayment shall cure any existing default)".

          (l) Section 6.1(m) of the Loan Agreement, appearing on page 41 thereof, is hereby amended by inserting the following clause: "Except as listed on Schedule 6.1(m) attached hereto and made a part hereof," as the initial
   ---------------
phrase thereof.

          (m) By deleting Section 6.1(n) of the Loan Agreement, appearing on page 41 thereof, and inserting in lieu thereof the following new Section 6.1(n):

               "General Partner has furnished the Lender with a copy of its
          balance sheet dated as of March   , 2002. Such balance sheet fairly
                                          --
          presents the financial condition of General Partner as of such date.
          Since such date there has been no adverse change in the financial condition of General Partner.

          (n) By deleting Section 6.1(o) of the Loan Agreement, appearing on page 41 thereof, and inserting in lieu thereof the following new Section 6.1(o):

               "(o) The chief executive office of the Borrower and the General Partner is in Richmond, Virginia."

          (o) By deleting from Section 6.1(r) of the Loan Agreement appearing on pages 41 and 42 thereof, and from Section 8.13(b)(ii) of the Loan Agreement appearing on page 57 thereof, the name "Host" in all places where such name appears and inserting in lieu thereof the name "Apple".

          (p) By deleting from Section 6.1(u) of the Loan Agreement appearing on page 42 thereof, the last sentence thereof and inserting in lieu thereof the following new sentence:

               "There are no leases, subleases or occupancy agreements with respect to any Site or any improvements located on any Site, except
          for that certain Master Hotel Lease Agreement dated March   , 2002 by
                                                                    --
          and between Borrower and Lessee, (i) providing for rental payments during the current fiscal year of more than 1% of all the gross revenues budgeted to be derived from such Site and all improvements located on such Site, or (ii) demising any portion of any Site or any improvements located thereon for use as an eating facility, or (iii) demising more than 5% of the usable floor area contained in the improvements located on any Site, or (iv) except as otherwise disclosed in writing to Lender, providing for a term of more than one year."

          (q) By amending Section 6.1(w) of the Loan Agreement, appearing on page 43 thereof, to delete the name "Host" and insert in lieu thereof the name "Apple".

          (r) By amending the Loan Agreement to add a new Section 6.1(aa) which new Section 6.1(aa) shall state as follows:

               "(aa) [intentionally omitted]"

          (s) By deleting Sections 6.1(hh) and 6.1(ii) of the Loan Agreement appearing on page 44 thereof, and inserting in lieu thereof the following new Sections 6.1(hh) and 6.1(ii):

               "(hh) Pursuant to the Management Agreement, as of the end of Period 10 of Fiscal Year 2001, the Capital Contributions are $66,262,630.00; the Adjusted Capital Contributions are $72,528,596.00; and Additional Inn Investments are $6,265,966.00 (with each of such terms having the meaning given in the Management Agreement).

               (ii) There are no leases or occupancy agreements affecting any of the Inns other than that certain Master Hotel Lease Agreement dated
          March   , 2002 by and between Borrower and Lessee."
                --

          (t) By deleting Section 6.1(ss) of the Loan Agreement in its entirety and inserting in lieu thereof the following new Section 6.1(ss):

               "(ss) Ownership of the Borrower is as follows: one percent (1%) general partnership interest owned by General Partner and ninety-nine percent (99%) limited partnership interest owned by AHT Res I LP, Inc., a Virginia corporation."

          (u) By deleting Section 7.8 of the Loan Agreement, appearing on page 49 thereof, and inserting in lieu thereof the following new Section 7.8:

               "Section 7.8 Management Agreement.
                            --------------------

               The Borrower will, or will cause Lessee to, duly perform in all material respects the obligations contemplated to be performed by Lessee under the Management Agreement and will, or cause Lessee to, with due diligence and in a reasonable and prudent manner, enforce Lessee's rights under the Management Agreement and will not, and will not permit Lessee to, waive any of Lessee's rights or Manager's obligations under the Management Agreement without the prior written consent of Lender which may be withheld in Lender's sole discretion."

          (v) By deleting the last sentence of Section 7.13 of the Loan Agreement, appearing on page 50 thereof, and inserting in lieu thereof the following new last sentence:

               "Additionally, Borrower shall not, and Borrower shall not permit Lessee to, increase or decrease, or agree to any increase or decrease in, the amount of the Reserve (as defined in the Management Agreement) or any other reserves maintained pursuant to the Management Agreement without the prior written consent of the Lender."

          (w) By deleting from Section 8.2 of the Loan Agreement, appearing on page 53 thereof, the words "Montgomery County, Maryland" and inserting in lieu thereof the following: "Richmond, Virginia".

          (x) By deleting Section 8.7(a) of the Loan Agreement, appearing on page 55 thereof, and inserting in lieu thereof the following new Section 8.7(a):

               "(a) Borrower shall not, and Borrower shall not permit Lessee to, terminate or enter into or consent to any amendment, modification, waiver or supplement of any provision of the Management Agreement without the prior written consent of the Lender, which consent may be withheld in Lender's sole discretion. Borrower shall cause Lessee to
          (i) with due diligence and in a reasonable and prudent manner, fulfill and perform each and every term, covenant and provision of the Management Agreement to be fulfilled or performed by Lessee thereunder, (ii) give prompt written notice to Lender of any written notice received by Lessee under the Management Agreement, together with a complete copy of any such notice, (iii) with due diligence and in a reasonable and prudent manner, enforce, short of termination thereof, the performance and observance of each and every term, covenant and provision of the Management Agreement to be performed or observed by Manager, and (iv) not assign the Management Agreement or its rights and obligations thereunder, except pursuant to the Loan Documents."

          (y) By inserting the phrase "nor Lessee" after the word "Partner" appearing in the first line of Section 8.12 of the Loan Agreement, appearing on page 57 thereof.

          (z) By inserting the phrase "or Lessee" after the word "Partner" appearing in the first line of Section 9.1(g) of the Loan Agreement, appearing on page 60 thereof.

          (aa) By deleting Section 9.1(o) of the Loan Agreement, appearing on page 62 thereof, and inserting in lieu thereof the following new Section 9.1(o):

               "(o) If the General Partner shall cease to be wholly owned (directly or indirectly) by Apple."

          (bb) By inserting the following new Section 9.1(p):

               "(p) Any representation or warranty made by Lessee set forth in:
          (i) that certain Lessee Estoppel, Subordination and Agreement dated as
          of March   , 2002 among Lender, Lessee and Borrower, (ii) that certain
                   --
          Security Agreement dated as of March   , 2002 between Lessee and
                                               --
          Lender, (iii) those certain Assignments of Rents and Revenues dated
          March   , 2002 from Lessee in favor of Lender, or (iv) any other
                --
          document or instrument executed by Lessee relating to the Loans shall prove to have been false or incorrect in any material respect when made or deemed made, or Lessee shall fail to perform any covenant or agreement contained in said Lessee Estoppel, Subordination and Agreement, Security Agreements, Assignments of Rents and Revenues or other documents or instruments."

          (cc) By deleting the name "Host" appearing in Section 11.6(B) of the Loan Agreement, appearing on page 67 thereof, and inserting in lieu thereof the name "Apple".

          (dd) By inserting the phrase "or the Lessee" after the word "Partner" each time the word "Partner" appears in Section 11.6(E), Section 11.6(F) and
Section 11.6(J) of the Loan Agreement.

          (ee) By deleting Section 11.6(K) of the Loan Agreement, appearing on page 68 thereof, and inserting in lieu thereof the following new Section 11.6(K):

               "(K) Borrower's relocating its chief executive office outside of Richmond, Virginia or reorganizing in any jurisdiction other than the State of Delaware without having complied with Section
          8.2 hereof."

     4. Modifications to Mortgages. Lender and Borrower hereby agree that the
        --------------------------
Mortgages shall be modified and amended as follows:

          (a) All references in the Mortgages to the "General Partner" shall be deemed to be references to AHT Res I GP, Inc., a Virginia corporation.

          (b) By deleting the name "Host" appearing in Section 5.1(B) of the Mortgages and inserting in lieu thereof the name "Apple".

          (c) By inserting the phrase "or the Lessee" after the word "Partner" each time the word "Partner" appears in Section 5.1(E), Section 5.1(F) and
Section 5.1(J) of the Mortgages.

          (d) By deleting Section 5.1(K) of the Mortgages, and inserting in lieu thereof the following new Section 5.1(K):

               "(K) Mortgagor's relocating its principal place of business outside of Richmond, Virginia without having complied with Section 8.2 hereof."

          (e) Notwithstanding anything to the contrary contained in Section 2.30(e), Lender acknowledges that Borrower is entering into the Lease Agreement with Lessee, which Lease Agreement shall affect each of the Hotels. Borrower acknowledges and agrees that pursuant to the Mortgages the Lease Agreement has been assigned to Lender and that Lender has a first in priority on lien and security interest in Borrower's right, title and interest in and to in the Lease Agreement.

     5. Performance of Obligations. Nothing contained in the Consent to Merger,
        --------------------------
this Agreement or any of the documents being executed in connection therewith or herewith shall constitute, or be deemed to constitute, a waiver, modification, alteration, substitution or release of any of Borrower's obligations under the Loan Documents, as modified hereby; provided, however, Lender agrees that Borrower may perform its obligations under the Loan Documents relating to the operation and maintenance of the Hotels by causing Lessee to perform the obligations of Borrower as they relate to the operation and maintenance of the Hotels.

     6. Notices. From and after the effective date hereof, any notice, consent,
        -------
request or other communication required or permitted under the Loan Documents shall be in writing and shall be deemed properly given if delivered in accordance with the notice requirements contained in the Loan Documents using
(a) if to Lender, the following address:

          LaSalle Bank National Association, as Trustee
          c/o Midland Loan Services, Inc.
          210 West 10th Street, 6th Floor
          Kansas City, Missouri 64105
          Attention: Ms. Wanda Porter
     and (b) if to Borrower, the following address:

          Marriott Residence Inn Limited Partnership
          10 South Third Street
          Richmond, Virginia 23219
          Attention: Glade M. Knight
                     General Counsel

     with a copy to:

          Jenkens & Gilchrist, P.C.
          1445 Ross Avenue, Suite 3200
          Dallas, Texas 75202
          Attention: Thomas E. Davis

     7. References to Loan Agreement and Mortgages. All references in the Loan
        ------------------------------------------
Documents to the Loan Agreement or the Mortgages shall be deemed a reference to the Loan Agreement or the Mortgages, as applicable, as modified and amended herein.

     8. Representations. Borrower, General Partner and Lessee each represent and
        ---------------
warrant to Lender as follows:

          (a) The execution, delivery and performance of this Agreement and the other documents being executed by Borrower, General Partner and/or Lessee in connection with the execution hereof and the transactions contemplated hereby and thereby (i) are within the authority of Borrower, General Partner and Lessee, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, articles of incorporation or other charter documents or bylaws of, or any agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents or created in favor of Subordinate Creditor under the Subordinate Loan Documents.

          (b) The execution and delivery of this Agreement and the other documents and instruments being executed and delivered by Borrower, General Partner and/or Lessee in connection herewith are valid and legally binding obligations of Borrower, General Partner and Lessee, as applicable, enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights.

          (c) The execution, delivery and performance of this Agreement and the other documents and instruments being executed and delivered by Borrower, General Partner and/or Lessee in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority, in each case other than those already obtained.

     9. Ratification. Except as hereinabove set forth and as set forth in the
        ------------
documents and agreements being executed by Lender and Borrower, Lessee and/or Manager, as applicable, in connection herewith, all terms, covenants and provisions of the Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein and therein. Nothing in this Agreement shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Loan Documents or the other obligations of Borrower and General Partner under the Loan Documents.

     10. Severability. If any term, covenant or condition of this Agreement is
         ------------
held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or condition and the validity or enforceability of the remaining terms, covenants or conditions shall not in any way be affected.

     11. Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of New York (other than those conflicts of laws provisions that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with, and are relying (at least in part) on, Section 5-1401 of the General Obligations Law of the State of New York.

     12. Counterparts. This Agreement may be executed in any number of
         ------------
counterparts which shall together constitute but one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their seals as of the day and year first above written.

                                       BORROWER:
                                       --------

                                       MARRIOTT RESIDENCE INN LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership

                                       By: AHT Res I GP, Inc., a Virginia
                                           corporation, its sole general partner


                                           By: /s/ Glade M. Knight
                                              ----------------------------------
                                              Name: Glade M. Knight
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------

                                                     (CORPORATE SEAL)

                                       GENERAL PARTNER:
                                       ---------------

                                       AHT RES I GP, INC., a corporation


                                           By: /s/ Glade M. Knight
                                              ----------------------------------
                                              Name: Glade M. Knight
                                                   -----------------------------
                                              Its: President
                                                  ------------------------------

                                                     (CORPORATE SEAL)

                                       LESSEE:
                                       ------

                                       AHM RES I LIMITED PARTNERSHIP, a
                                       Virginia limited partnership

                                       By: AHM Res I GP, Inc., a Virginia
                                           corporation, its sole general partner


                                           By: /s/ Glade M. Knight
                                              ----------------------------------
                                              Name: Glade M. Knight
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------

                                                     (CORPORATE SEAL)

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                       LENDER:
                                       ------

                                       LASALLE BANK NATIONAL
                                       ASSOCIATION F/K/A LASALLE
                                       NATIONAL BANK, AS TRUSTEE FOR
                                       MORTGAGE PASS-THROUGH
                                       CERTIFICATE SERIES 1996-2, BY AND
                                       THROUGH MIDLAND LOAN SERVICES,
                                       INC., ITS MASTER SERVICER AND
                                       ATTORNEY-IN-FACT


                                       By:  /s/ Paula J. Mickelson
                                          --------------------------------------
                                           Name: Paula J. Mickelson
                                                --------------------------------
                                           Its:  Senior Vice President
                                               ---------------------------------

                                   EXHIBIT "A"
                                   -----------

                                     HOTELS
                                     ------

1.   Marriott Residence Inn located at 881 Baker Street, Costa Mesa, California.

2.   Marriott Residence Inn located at 8901 Gilman Drive, La Jolla, California.

3. Marriott Residence Inn located at 4111 E. Willow Street, Long Beach, California.

4.   Marriott Residence Inn located at 3030 Center Green Drive, Boulder,
     Colorado.

5. Marriott Residence Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia.

6.   Marriott Residence Inn located at 1901 Savoy Drive, Chamblee, Georgia.

7.   Marriott Residence Inn located at 2771 Hargrove Road, Smyrna, Georgia.

8.   Marriott Residence Inn located at 2001 S. Highland Avenue, Lombard,
     Illinois.

9. Marriott Residence Inn located at 26700 Central Park Boulevard, Southfield, Michigan.

10.  Marriott Residence Inn located at 15431 Conway, Chesterfield, Missouri.

11.  Marriott Residence Inn located at 1100 McMorrow Avenue, St. Louis,
     Missouri.

12.  Marriott Residence Inn located at 11689 Chester Road, Cincinnati, Ohio.

13.  Marriott Residence Inn located at 6191 West Zumstein Drive, Columbus, Ohio.

14.  Marriott Residence Inn located at 7070 Poe Avenue, Dayton, Ohio.

15.  Marriott Residence Inn located at 155 Prestige Place, Miamisburg, Ohio.

                                   EXHIBIT "B"
                                   -----------

                                 LOAN DOCUMENTS
                                 --------------

1. Promissory Note, dated as of October 10, 1995, in the original principal amount of $7,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 881 Baker Street, Costa Mesa, California.

2. Promissory Note, dated as of October 10, 1995, in the original principal amount of $17,600,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 8901 Gilman Drive, La Jolla, California.

3. Promissory Note, dated as of October 10, 1995, in the original principal amount of $9,700,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 4111 E. Willow Street, Long Beach, California.

4. Promissory Note, dated as of October 10, 1995, in the original principal amount of $7,800,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 3030 Center Green Drive, Boulder, Colorado.

5. Promissory Note, dated as of October 10, 1995, in the original principal amount of $7,000,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia.

6. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1901 Savoy Drive, Chamblee, Georgia.

7. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,400,000.00 from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2771 Hargrove Road, Smyrna, Georgia.

8. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,200,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2001 S. Highland Avenue, Lombard, Illinois.

9. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,100,000.00, from Marriott Residence Inn Limited Partnership to the German

     American Capital Corporation with respect to the Inn located at 26700 Central Park Boulevard, Southfield, Michigan.

10. Promissory Note, in the original principal amount of $4,200,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 15431 Conway, Chesterfield, Missouri.

11. Promissory Note, dated as of October 10, 1995, in the original principal amount of $8,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1100 McMorrow Avenue, St. Louis, Missouri.

12. Promissory Note, dated as of October 10, 1995, in the original principal amount of $4,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 11689 Chester Road, Cincinnati, Ohio.

13. Promissory Note, dated as of October 10, 1995, in the original principal amount of $3,000,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 6191 West Zumstein Drive, Columbus, Ohio.

14. Promissory Note, dated as of October 10, 1995, in the original principal amount of $2,300,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 7070 Poe Avenue, Dayton, Ohio.

15. Promissory Note, dated as of October 10, 1995, in the original principal amount of $3,100,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 155 Prestige Place, Miamisburg, Ohio.

16. Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Chicago Title Insurance Company as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 881 Baker Street, Costa Mesa, California, recorded at Document No. 19950458455, Orange County Recorder's Office.

17. Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Chicago Title Insurance Company as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 8901 Gilman Drive, La Jolla, California, recorded at Document No. 1995-0468108, San Diego County Recorder's Office.

18. Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Chicago Title Insurance Company as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 4111 E. Willow Street, Long Beach, California, recorded at Document No. 951695508, Los Angeles County Recorder's Office.

19. Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing from Marriott Residence Inn Limited Partnership to the Public Trustee for the County of Boulder for the benefit of the German American Capital Corporation with respect to the Inn located at 3030 Center Green Drive, Boulder, Colorado, recorded at Document No. 01555506, Boulder County Recorder's office.

20. Deed to Secure Debt and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia, recorded at Book 20126, page 07, Fulton County Clerk of the Superior Court.

21. Deed to Secure Debt and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1901 Savoy Drive, Chamblee, Georgia, recorded at Book 8725, page 003, DeKalb County Clerk of the Superior Court.

22. Deed to Secure Debt and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2771 Hargrove Road, Smyrna, Georgia, recorded at Book 9181, Page 0072, Cobb County Superior Court.

23. Mortgage and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2001 S. Highland Avenue, Lombard, Illinois, recorded at R95-143176, Du Page County Recorder's Office.

24. Mortgage and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 26700 Central Park Boulevard, Southfield, Michigan, recorded at Liber 15749, page 328, Oakland County Register of Deeds.

25. Future Advance Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Michael R. Turley, solely as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 15431 Conway, Chesterfield, Missouri, recorded at Book 10636, page 440, St. Louis County Recorder of Deeds.

26. Future Advance Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Michael R. Turley, solely as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 1100 McMorrow Avenue, St. Louis, Missouri, recorded at Book 10636, page 155, St. Louis County Recorder of Deeds .

27. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 11689 Chester Road, Cincinnati, Ohio, recorded at Book 6883, page 1847, Hamilton County Recorder's Office.

28. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 6191 West Zumstein Drive, Columbus, Ohio, recorded at Document No. 30271-A07, Franklin County Recorder's Office.

29. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 7070 Poe Avenue, Dayton, Ohio, recorded at MORT 95-3067, E03, Montgomery County Recorder's Office.

30. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 155 Prestige Place, Miamisburg, Ohio, recorded at 95-3063B05, Montgomery County Recorder's Office.

31. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 881 Baker Street, Costa Mesa, California, recorded at Document No. 19950458456, Orange County Recorder.

32. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 8901 Gilman Drive, La Jolla, California, recorded at 1995-0468109, San Diego County Recorder's Office.

33. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 4111 E. Willow Street, Long Beach, California, recorded at 95 1695509 Los Angeles County Recorder's Office.

34. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 3030 Center Green Drive, Boulder, Colorado, recorded at Document No. 01555507, Boulder County Recorder.

35. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia, recorded at Book 20126, page 84, Fulton County Clerk of Superior Court.

36. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1901 Savoy Drive, Chamblee, Georgia, recorded at
                        .
     -------------------

37. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2771 Hargrove Road, Smyrna, Georgia, recorded at Book 9181, page 0154, Cobb County Clerk of Superior Court.

38. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2001 S. Highland Avenue, Lombard, Illinois, recorded at R95-143177, Du Page County Recorder.

39. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 26700 Central Park Boulevard, Southfield, Michigan, recorded at Liber 15749, page 408, Oakland County Register of Deeds.

40. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 15431 Conway, Chesterfield, Missouri, recorded at Book 10636, Page 517, St. Louis County Recorder of Deeds.

41. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1100 McMorrow Avenue, St. Louis, Missouri, recorded at Book 10636, page 234, St. Louis County Recorder of Deeds.

42. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 11689 Chester Road, Cincinnati, Ohio, recorded at Book 6883, page 1925, Hamilton County Recorder.

43. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 6191 West Zumstein Drive, Columbus, Ohio, recorded at 30271E05 Franklin County Recorder's Office.

44. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 7070 Poe Avenue, Dayton, Ohio, recorded at 95-3069A06.

45. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 155 Prestige Place, Miamisburg, Ohio, recorded at 95-3069A06, Montgomery County Recorder's Office.

46. Indemnity Agreement by Marriott Residence Inn Limited Partnership and RIBM One Corporation in favor of the German American Capital Corporation, dated October 10, 1995.

47. Loan Agreement by and between Marriott Residence Inn Limited Partnership and the German American Capital Corporation, dated October 10, 1995.

48. First Amendment to Loan Agreement, dated as of April 23, 1996, by and between Marriott Residence Inn Limited Partnership and the German American Capital Corporation.

49. Four Party Agreement, dated October 10, 1995, by and between Marriott Residence Inn Limited Partnership, the German American Capital Corporation, Starwood Mezzanine Investors, L.P., and Residence Inn by Marriott, Inc.

50. Fifteen (15) separate Subordination, Non-disturbance and Attornment Agreements, dated October 10, 1995, between Starwood Mezzanine Investors, L.P. and Residence Inn by Marriott, Inc.

51. Assignment of Management Agreement and Manager's Consent, dated October 10, 1995, by Marriott Residence Inn Limited Partnership to German American Capital Corporation.

52. Manager Estoppel Certificate by Residence Inn by Marriott, Inc., dated October 10, 1995.

53. Letter Agreement, dated October 10, 1995, between Marriott Residence Inn Limited Partnership and German American Capital Corporation.

54.  UCC Financing Statements relating to each of the Hotels.